EX.99.E(4)

                   FLAG INVESTORS EMERGING GROWTH FUND, INC.
                             DISTRIBUTION AGREEMENT

                                   Appendix A
                              as of August 31, 1997
                           amended as of July 31, 2000

----------------------------------------------------------------------------------------------------------
                                                                        Distribution         Service
Series                            Class                                      Fee               Fee
----------------------------------------------------------------------------------------------------------
Flag Investors                    Class A                                   0.25%              ----
Emerging Growth Fund, Inc.        Class B                                   0.75%             0.25%
                                  Class C                                   0.75%             0.25%
                                  Institutional Class                       -----             -----
                                  Brown Investment Advisory                 ----               ----
                                     and Trust Class
----------------------------------------------------------------------------------------------------------


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

     IN WITNESS WHEREOF, the parties hereto have caused this Amended Appendix A to the Distribution Agreement and amended Appendix A to the Sub-Distribution Agreement between Flag Investors Emerging Growth Fund, Inc. and ICC Distributors, Inc. to be executed in their names and on their behalf by and through their duly authorized officers, as of July 31, 2000.


                    FLAG INVESTORS EMERGING GROWTH FUND, INC.

                    By: /s/ Amy M. Olmert
                    Name: Amy M. Olmert
                    Title: Secretary

                    ICC DISTRIBUTORS, INC.

                    By: /s/ John Y. Keffer
                    Name: John Y. Keffer
                    Title: President


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